UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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DUSA Pharmaceuticals, Inc.

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April 23, 2007
Dear Shareholder:
You are invited to attend the Annual Meeting of Shareholders of DUSA Pharmaceuticals, Inc. to be held at the Company’s headquarters at 25 Upton Drive, Wilmington, Massachusetts on Thursday, June 14, 2007 at 11:00 a.m. Eastern Time.
The business of the meeting is described in the accompanying Notice of Meeting and proxy statement. We are also enclosing our 2006 Annual Report on Form 10-K and a proxy card.
There will be a management presentation at the meeting to those Shareholders who attend the meeting.
Your participation in the meeting is important regardless of the number of shares you hold. If you cannot attend the meeting, please grant a proxy to vote your shares by marking, signing and dating the proxy card and returning it by no later than 5:00 p.m. Eastern Time on Wednesday, June 13, 2007 in the manner described in the proxy statement. Your proxy may be revoked at any time before it is exercised as explained in the proxy statement.
If you plan to attend, please bring photo identification. Also, if your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee confirming your ownership as of the record date.
Sincerely,

/s/ D. Geoffrey Shulman	/s/ Robert F. Doman

D. Geoffrey Shulman, MD, FRCPC	Robert F. Doman
Chairman of the Board	President and
and Chief Executive Officer	Chief Operating Officer

DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, Massachusetts 01887
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 14, 2007
TO THE SHAREHOLDERS OF
DUSA PHARMACEUTICALS, INC.
     YOU ARE HEREBY NOTIFIED that the Annual Meeting of Shareholders of DUSA Pharmaceuticals, Inc. will be held on Thursday, June 14, 2007, at 11:00 a.m. at the Company’s offices located at 25 Upton Drive, Wilmington, Massachusetts to consider and act upon the following matters:
(1)	Election of seven (7) directors;

(2)	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2007; and

(3)	Transaction of any other business that may properly come before the meeting or any adjournments thereof.
     Only shareholders of record at the close of business on April 18, 2007 are entitled to notice of, and to vote at the meeting, or any adjournment or adjournments thereof.
     Whether or not you plan to attend the meeting, please vote. If you hold shares in your own name, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If your broker or other nominee holds your shares, please follow their instructions to vote. The prompt return of your proxy will assist us in preparing for the Annual Meeting. The proxy does not require any postage if it is mailed in the United States or Canada.

By Order of the Board of Directors,

/s/ Nanette W. Mantell

Nanette W. Mantell, Esq.
Secretary
Dated: April 20, 2007

PROXY STATEMENT
     The accompanying proxy is solicited on behalf of the Board of Directors of DUSA Pharmaceuticals, Inc. (“DUSA” or the “Company”), a New Jersey corporation, for use at the Company’s 2007 Annual Meeting of Shareholders and at any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, June 14, 2007, at 11:00 a.m., at the Company’s principal executive offices at 25 Upton Drive, Wilmington, Massachusetts 01887. If properly signed and returned, and not revoked, the proxy will be voted in accordance with the instructions it contains. The persons named in the accompanying proxy will vote the proxy for the Board of Directors’ slate of directors and for the other matters listed on the proxy as recommended by the Board of Directors unless contrary instructions are given.
     This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 23, 2007. DUSA’s Annual Report on Form 10-K for 2006, including financial statements for the year ended December 31, 2006, but excluding certain exhibits is being mailed to shareholders at the same time. A copy of the exhibits will be provided upon request and payment to DUSA of reasonable expenses. A copy of the exhibits to the Annual Report of Form 10-K for 2006 may also be viewed at the website of the Securities and Exchange Commission at www.sec.gov.
Shareholders Entitled To Vote.
     Holders of record of shares of DUSA common stock at the close of business on April 18, 2007 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements of the meeting. On the record date there were 19,480,067 shares of common stock without par value (“Common Stock”) outstanding and entitled to vote. These shares were the only shares outstanding of the Company. Each share entitles its owner to one vote. The holders of one-third of the shares that are outstanding and entitled to vote at the Annual Meeting must be present, in person or represented by proxy, in order to constitute a quorum for all matters to come before the meeting.
     Other than the vote for the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting for such matter. For purposes of determining the number of votes cast with respect to a particular matter, only those votes cast “FOR” or “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. The nominees may vote the shares only on matters deemed routine, such as the election of directors, and ratification of the selection of the independent registered public accounting firm. As of the record date, the Company’s management owned approximately one half of one percent (0.5%) of the Company’s outstanding Common Stock.
How To Vote.
     If you are a shareholder of record (that is, a shareholder who holds shares in his/her own name), you can vote by attending the Annual Meeting in person, or by signing, dating and returning your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted “FOR” Proposals 1 and 2 and will be voted in the proxy holder’s discretion as to other matters that may come before the Annual Meeting.
     If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.
Changing Your Vote.
     You may change your vote at any time before the proxy is exercised, by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the Annual Meeting or by giving written notice to the Secretary of the Company. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

Reduce Duplicate Mailings.
     The Company is required to provide an Annual Report and proxy statement to all shareholders. If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize the Company to discontinue mailings of multiple proxy statements, Annual Reports and other information statements. Each shareholder in the household will continue to receive a separate proxy card. This process, known as “householding” reduces the volume of duplicate information received at your household and helps reduce our expenses. To do so, please mark the designated box on each proxy card for which you wish to discontinue receiving duplicate documents. Your consent to stop delivery of the Annual Report, proxy statements and other information statements shall be effective for five (5) years or until you revoke your consent. You may revoke your consent at any time by contacting Ms. Shari Lovell, in writing, at the Company’s office located at 555 Richmond Street West, Suite 300, Toronto, Ontario M5V 3B1 Canada, or by calling 1-800-607-2530. Delivery of individual copies of the documents shall resume within thirty (30) days of our receipt of your request.
Consent to Electronic Delivery
     For future annual meetings of shareholders, shareholders of record can consent to electronically access the Company’s proxy statement and annual report. If you choose this option, you will continue to receive in the mail your proxy card on which you must cast your vote, a notice of the meeting and a business reply envelope. As with householding, this will help us lower printing and postage costs. A consent to electronic delivery will only apply to delivery of the annual report and proxy statements and related materials. Shareholders who hold shares through a bank, brokerage firm or other nominee may request electronic access by contacting their nominee. You may revoke your consent at any time by contacting Ms. Shari Lovell, in writing, at the Company’s office located at 555 Richmond Street West, Suite 300, Toronto, Ontario M5V 3B1 Canada, or by calling 1-800-607-2530.
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
     Seven (7) directors will be elected to hold office until the next Annual Meeting of Shareholders and/or until their successors have been duly elected and qualified. The persons named on the accompanying proxy will vote all shares for which they have received proxies FOR the election of the nominees named below unless contrary instructions are given. In the event that any nominee should become unavailable, shares will be voted for a substitute nominee unless the number of directors constituting a full board is reduced. Directors are elected by plurality vote.
NOMINEES
     Set forth below is certain information about the nominees for election to the DUSA Board of Directors. The name, age and current position with the Company, if any, of each director is listed below, followed by summaries of their backgrounds and principal occupations. All of the nominees were elected to the Board of Directors at the 2006 Annual Meeting of Shareholders. All of the nominees are currently serving as directors of the Company.

			Date First
Name	Age	Position	Elected
D. Geoffrey Shulman, MD, FRCPC	52	Chairman of the Board, Chief Executive Officer and Director	9/05/1991
John H. Abeles, MD (1) (2) (3) (4)	62	Director	8/02/1994
David M. Bartash (1) (2) (4)	64	Director	11/16/2001
Robert F. Doman	57	President and Chief Operating Officer	6/15/2006
Jay M. Haft, Esq. (1) (2) (3)	71	Vice Chairman of the Board and Lead Director	9/16/1996
Richard C. Lufkin (1) (2) (3)	60	Director	1/27/1992
Magnus Moliteus (1) (2) (4)	68	Director	7/25/2003

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Member of the Acquisition and Business Development Committee.
     D. Geoffrey Shulman, MD, FRCPC, is the Company’s founder and has been our CEO since the Company’s inception in 1991. He served as our Chairman from 1991 through 2003 and was reappointed to that position in January 2005. He served as our President from 1991 to 2004. Dr. Shulman also participates, on a limited basis, in a private dermatology practice.

     John H. Abeles, MD, who serves as the Chairman of our Nominating and Corporate Governance Committee, is the President and founder of MedVest, Inc. which, since 1980, has provided consulting services to health care and high technology companies.
     David M. Bartash, who serves as the Chairman of our Acquisition and Business Development Committee, is the President and founder of Bartash and Company, a consulting company which, since 1990, has been providing consulting services to the healthcare industry, including research for the healthcare investment community and support services for venture start-ups.
     Robert F. Doman has been employed by the Company as President and Chief Operating Officer since January 2005. From 2000 until 2004, Mr. Doman served as President of Leach Technology Group, the medical device division of Leach Holding Corporation. From 1999 to 2000, he was President, Device Product Development, of West Pharmaceutical Services, a manufacturer of systems and device components for parentally administered medicines and drugs. Prior to joining West Pharmaceutical Services, he worked for the Convatec division of Bristol-Myers Squibb from 1991 to 1999 in positions that included: Vice President, Worldwide Marketing and Business Development; Vice President and General Manager, U.S. Wound and Skin Care; and Vice President, U.S. Operations.
     Jay M. Haft, Esq., who serves as the Vice Chairman of the Board, Lead Director and Chairman of our Compensation Committee, is a strategic and financial consultant for growth-stage companies. Since 2005, Mr. Haft has been a partner and a member of the Investment Committee of Columbus Nova, a private investment firm. He was a senior corporate partner of the law firm of Parker, Duryee, Rosoff & Haft from 1989 to 1994 and was of counsel to Parker, Duryee, Rosoff & Haft from 1994 until 2002. Mr. Haft is a member of the Boards of Directors of DCAP Group Inc., Oryx Technology Corp. and Moscow CableCorp.
     Richard C. Lufkin, who serves as the Chairman of our Audit Committee is the principal of Enterprise Development Associates, a proprietorship formed in 1985 which provides consulting and venture support services to early stage technology-based companies, principally in the life sciences sector. He is also a co-founder and former Chief Financial Officer of Linguagen Corp., a development-stage, privately-held, biotechnology firm. He is currently serving as secretary and treasurer of Animal Cell Metrology, Inc., a development-stage privately-held biotechnology firm.
     Magnus Moliteus has been a consultant to the healthcare industry and Chairman of COM Consulting, a privately held firm, which enhances Swedish-American relations particularly between health care companies, since 2001. From 1995 to 2001, Mr. Moliteus served as Executive Director of Invest in Sweden Agency, U.S., a Swedish government agency. From 1977 to 1990, he was the Chief Executive Officer of Pharmacia, Inc. (now owned by Pfizer, Inc.). Mr. Moliteus is a member of the Board of Directors of Renhuang Pharmaceuticals, Inc.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.
     Dr. Neal Penneys was elected to our Board of Directors on March 10, 2006, upon consummation of our merger with Sirius Laboratories, Inc., pursuant to the terms of a merger agreement dated as of December 30, 2005, as amended, by and among DUSA, Sirius Laboratories, Inc. and certain shareholders of Sirius. He resigned for personal reasons on April 10, 2007. DUSA’s obligation to nominate a substitute, recommended by the Sirius shareholder representatives, continues through the expiration of the period of time that any milestone payment may be paid to former Sirius shareholders under the terms of the merger agreement; provided that during such period, Dr. Penneys’ substitute board nominee is selected by DUSA’s Nominating and Corporate Governance Committee should Dr. Penneys become unable or unwilling to serve and qualifies to serve on DUSA’s Board of Directors according to its governance documents and applicable law. The Sirius shareholders’ representatives have not nominated a substitute at this time.

DIRECTOR COMPENSATION
     Directors who are members of management receive no cash compensation for service as a director or as member of any committee. The Board has determined that all of the non-employee directors are independent, as independence is defined under the rules of the NASDAQ Stock Market. Non-employee directors receive $25,000 per year, as annual compensation, regardless of the number of Board or Committee meetings they attend. Directors serving on the Audit Committee receive an additional $5,000 per year. The Chairman of the Audit Committee and the Lead Director received an additional $5,000 per year. Directors are also reimbursed for their out-of-pocket expenses related to their attendance at meetings of the Board and Committees. Under the Company’s 2006 Equity Compensation Plan, as amended, all non-employee directors are awarded options to purchase up to 15,000 shares of Common Stock on June 30th of their first year of service or as of the close of business thirty (30) days following their election, whichever shall first occur, and options to purchase up to 10,000 shares of Common Stock on June 30th of each year following their re-election. All options granted to non-employee directors vest immediately.
     The following table sets forth the annual compensation to non-employee directors for 2006:

					Change in Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in			Incentive Plan	Compensation	All Other
	Cash	Stock	Option Awards	Compensation	Earnings	Compensation
Name	($)	Awards ($)	($) (1)	($)	($)	($)	Total ($)
John H. Abeles	$30,000		$32,060				$62,060
David M. Bartash	$30,000		$32,060				$62,060
Jay M. Haft	$35,000		$32,060				$67,060
Richard C. Lufkin	$35,000		$32,060				$67,060
Magnus Moliteus	$27,500		$32,060				$59,560
Neal S. Penneys	$15,000		$104,617				$119,617

(1)	Option awards represent the compensation expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R) for stock options granted in and prior to 2006. Upon the implementation of SFAS 123(R) on January 1, 2006, we recognize the expense associated with the grant date fair value of stock options granted in and prior to 2006 over the vesting term of those awards which is immediate upon grant.
MEETINGS AND COMMITTEES OF THE BOARD
     During the year ended December 31, 2006 there were twelve (12) meetings of the Board of Directors. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board of Directors and of all of the committees on which he serves. The Board of Directors has established an Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Mr. Haft, the Vice-Chairman of the Board and Lead Director, presides at board meetings of the independent directors.
     All of the non-employee directors are members of the Audit Committee. Mr. Lufkin serves as its Chairman. All of the members are independent directors in accordance with the rules of the NASDAQ Stock Market and applicable federal securities laws and regulations. In addition, the Board of Directors has determined that Mr. Lufkin qualifies as an audit committee financial expert and has designated him to that position. The Audit Committee provides oversight of the Company’s accounting functions and acts as liaison between the Board of Directors and the Company’s independent registered public accounting firm. The Committee reviews with the independent auditors of the firm the Company’s unaudited quarterly financial statements, the planning and scope of the audits of the Company’s financial statements, the results of those audits and the adequacy of internal accounting controls, and monitors other corporate and financial policies. In performing these functions, the Audit Committee meets periodically with the independent auditors (including in private sessions), and with management. In addition, the Audit Committee selects the independent registered public accounting firm for appointment by the Board of Directors. The Audit Committee operates under a written charter adopted and approved by the Board of Directors, a copy of which is located at Appendix A attached to this proxy statement and on the Company’s website at www.dusapharma.com. The Committee met seven (7) times during 2006.
     The members of the Nominating and Corporate Governance Committee currently are Dr. Abeles, who serves as its Chairman, and Messrs. Haft and Lufkin. All of the members of our Nominating and Corporate Governance Committee are independent directors in accordance with the rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee’s purpose is to identify and evaluate the qualifications of individuals to become members of the Board of Directors, to select the director nominees, to develop and recommend corporate governance principles to the Board of Directors and to provide oversight and guidance to the Board of Directors to assure compliance with its corporate governance policies and principles. There were five (5) meetings of this Committee in 2006. Shareholders who wish to suggest qualified candidates to the Nominating and Corporate Governance Committee for director should write to: Administrator, Nominating and Corporate Governance Committee, DUSA Pharmaceuticals, Inc., 25 Upton Drive, Wilmington, Massachusetts 01887 stating, in detail, the qualifications of such persons for consideration by the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee Charter is located on the Company’s website at www.dusapharma.com.
     Among the central purposes of the Nominating and Corporate Governance Committee are identifying individuals qualified to become members of the Board of Directors, reviewing the qualifications of candidates and selecting the director nominees to be voted on at each annual meeting of shareholders. In effectuating those purposes, the Nominating and Corporate Governance Committee is charged with ensuring that the nominees for membership on the Board of Directors are of the highest possible caliber and are able to provide insightful, intelligent and effective guidance to the management of the Company. The following criteria have been identified by the Nominating and Corporate Governance Committee, and adopted by the Board of Directors, to guide the Nominating and Corporate Governance Committee in selecting nominees:
1.	Directors should be of the highest ethical character and share the values of DUSA;

2.	Directors should have personal and professional reputations that compliment and enhance the image and standing of DUSA;

3.	Directors should be leaders in their fields of endeavor, with exemplary qualifications;

4.	The Committee should generally seek current and/or former officers and/or directors of companies and organizations, including scientific, government, educational and other non-profit institutions;

5.	The Committee should seek directors so the Board is comprised of directors who collectively are knowledgeable in the fields of pharmaceuticals and device development, particularly those areas of research, development and commercialization undertaken by the Company;

6.	Directors should have varied educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management;

7.	Directors should generally not serve on more than six (6) boards;

8.	At least two-thirds of the directors on the Board should be “independent” as defined by The NASDAQ Stock Market, Inc. and should not have any real or apparent conflicts of interest in serving as a director; and

9.	Each director should have the ability to exercise sound, independent business judgment.
     The Committee applies the same criteria to all nominees for the Board irrespective of the source of such nominee.
     Absent extenuating circumstances, each member of the Board of Directors is expected to attend the 2007 Annual Meeting of Shareholders. All of the directors, who were directors at such time, attended the 2006 Annual Meeting of Shareholders.
     All of the non-employee members of the Board of Directors are members of the Compensation Committee. Mr. Haft serves as its Chairman. The Compensation Committee considers executive compensation of the Company’s key officers and compensation of directors. The Committee also considers employee benefits which may be appropriate as the Company grows, and develops policies and procedures. The Compensation Committee met six (6) times in 2006. It also met two (2) times in February 2007 and one (1) time in March 2007 to establish cash compensation for 2007 and bonuses for 2006.

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year 2007. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey, but the Audit Committee has decided to ascertain the position of the shareholders on the appointment. The Board of Directors will reconsider the appointment if it is not ratified. A majority of the votes cast, in person or by proxy, at the Annual Meeting of Shareholders is required for ratification. Abstentions will have no effect on this proposal. The ratification of Deloitte & Touche LLP is a matter on which a broker or nominee has discretionary voting authority, so broker non-votes will not result from this proposal. A representative of Deloitte & Touche LLP will be present at the meeting to answer questions from shareholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.
Audit Fees
     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and 2005, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for fiscal years 2006 and 2005 were $529,500 and $334,170, respectively.
Audit Related Fees
     The aggregate fees billed by Deloitte & Touche LLP during fiscal year 2006 for the review of documents filed with the SEC related to the Company’s filing of a Registration Statement on Form S-3, and fees related to services provided in connection with our merger with Sirius Laboratories, Inc. were $150,000. The aggregate fees billed by Deloitte & Touche LLP during fiscal year 2005 for the review of documents filed with the SEC related to the Company’s filing of a Registration Statement on Form S-8, an amendment to another previously filed Registration Statement on Form S-8, and fees related to the Sirius merger were $45,000.
Tax Fees
     The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, for tax services for the fiscal years ended December 31, 2006 and 2005, were $0 and $56,150, respectively.
All Other Fees
     There were no other fees billed by Deloitte & Touche LLP for professional services rendered for the fiscal year ended December 31, 2006 and 2005.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
     In considering the nature of the services provided by the independent registered public accounting firm, all of which were pre-approved in accordance with procedures required by the Audit Committee Charter, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

BOARD AUDIT COMMITTEE REPORT1
     The Audit Committee of the Board of Directors (the “Audit Committee”) assists the Board of Directors by providing oversight of the Company’s financial reporting process and its independent registered public accounting firm. Management is responsible for preparing the Company’s financial statements and the Company’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and selecting the independent registered public accounting firm. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. A brief description of the responsibilities of the Audit Committee is set forth above under the caption “Meetings and Committees of the Board.”
     The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2006 with management. The Audit Committee also discussed with Deloitte & Touche LLP, the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent registered public accounting firm their independence from the Company and its management. Additionally, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence and the fees and costs billed and to be billed for those services as shown on page 9 of this proxy statement. The Audit Committee concluded that Deloitte & Touche LLP’s provision of such services is compatible with Deloitte & Touche LLP’s independence.
     Based on its review, and the discussions with the Company’s management and its independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K. The Audit Committee has also selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007.
John H. Abeles, MD
David M. Bartash
Jay M. Haft, Esq.
Richard C. Lufkin (Chairman)
Magnus Moliteus
Neal S. Penneys, MD, Ph.D.

1.	The material in the Audit Committee Report and Compensation Committee Report are not “soliciting material,” are not deemed filed with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language therein.

COMPENSATION DISCUSSION & ANALYSIS
     Philosophy and Objectives — All of our compensation programs and policies are designed to attract, retain, and reward key employees to align compensation with DUSA’s performance and to motivate executive officers to achieve the Company’s business objectives and reward them for superior performance. Our programs are geared to rewarding both short and longer-term performance with the ultimate objective of increasing shareholder value over time.
     The Compensation Committee of the Board of Directors (the “Compensation Committee”) believes that compensation should reflect the success of our executives as a management team so we consider both individual, and corporate strategic and financial goals in setting compensation. We currently believe that executive compensation should not be based on the short-term performance of our stock, but that the price of our stock will, in the long-term, reflect our operating performance, and management of the Company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs.
     Throughout this proxy statement, the individuals who serve as our chief executive officer and our chief financial officer during fiscal 2006, as well as other individuals included in the Summary Compensation Table on page 16 are referred to as “named executive officers.”
     Overview of Compensation and Process — The Compensation Committee is composed of all of the independent non-employee directors. The Compensation Committee is responsible for setting and administering the policies which govern annual executive salaries and cash bonus awards, and under the new 2006 Equity Plan approves the amounts of stock option or other equity awards to all grantees. The Compensation Committee evaluates, on a yearly basis, the performance, and determines the compensation of, the executive officers of DUSA, including the named executive officers. DUSA’s Chairman and Chief Executive Officer, D. Geoffrey Shulman, and its President and Chief Operating Officer, Robert Doman, are not members of the Compensation Committee, however, the Compensation Committee seeks input from both of them regarding the performance of DUSA’s other executive officers, and from Dr. Shulman regarding Mr. Doman’s performance. Both of them, along with Richard Christopher, DUSA’s Vice President of Finance and Chief Financial Officer, are present, at the invitation of the Compensation Committee, at its meetings, other than during consideration of their own compensation.
     DUSA’s executive compensation programs consist of base salary, discretionary cash bonus incentives based on annual individual and corporate goals, grants under the Company’s equity plan, a 401(k) plan, a recently adopted deferred compensation plan, and certain other perquisites and benefits generally available on the same basis as benefits provided to all employees. Typically, during the first quarter of each year, our Compensation Committee meets to approve cash bonuses for our executives based on the prior fiscal year’s performance, base salaries for the new fiscal year, adopts the corporate goals and objectives for the discretionary bonus and grants equity awards, usually stock options, to all of the executive officers.
     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation’s chief executive officer and four other most highly paid executive officers. We periodically review the potential consequences of Section 162(m) and may structure performance-based compensation to comply with certain exemptions. However, we have not done so to date.
     Base Salary — With regard to base salary, the Compensation Committee believes that DUSA’s officers should be compensated at levels comparable to the base salary of executive officers at similar public biotechnology or pharmaceutical companies. Base salaries are paid at competitive levels to attract talented management personnel in the first instance. DUSA determines the amount it offers to new management personnel by using data it has collected, as well as by meeting with executive search consultants who locate potential candidates, together with the negotiation process of securing its key employees. During 2006, the Compensation Committee received survey data reporting the salaries and bonuses for executives of companies in these groups which was prepared by HR Consulting Group, an independent consulting firm. In making salary, bonus and equity award decisions, the Committee compares the Company’s compensation against a peer group recommended by the consultant (the “Consultant’s Peer Group”). The Consultant’s Peer Group, is periodically reviewed and updated and consists of companies against which the Compensation Committee believes DUSA may compete for talent. The companies comprising the peer group are: Anika Therapeutics, Inc., Avant Immunotherapeutics, Inc., Barrier Therapeutics, Inc., Candela Corp., Collagenex Pharmaceuticals, Inc., Connectics Corp., Curis, Inc., Cutera, Inc. Dyax Corp., Genta Inc., Inspire Pharmaceuticals, Inc., Matritech Inc., Medarex, Inc., Neurogen Corp, Novavax Inc, Nitromed, Inc., Palomar Medical Technologies, Inc., Pharmacyclics, Inc., and QLT, Inc. In addition, the Company provides survey data to the Committee from the Radford Biotechnology Survey, Mercer Executive Survey, TSG Management Survey, SIRS Executive Survey and TSG Biotechnology Survey. The Committee uses this information to assist it in setting executive compensation but does not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.
     The Committee also takes note of the cost of living increase in determining base salary increases, as well as the general performance of the Company. In some years past, officers’ salaries were held at the same level as a prior year and the Chief Executive Officer’s base salary was maintained at the same level for a three-year period as a result of disappointing corporate performance. In 2006, the Committee approved base salary increases in the range of 2.5% to 5.0% for the named executive officers, except that the Chief Financial Officer received an increase of 10.8% which included a special adjustment.
     Bonuses — Under the terms of its employment agreements with its officers, DUSA’s Vice Presidents are eligible to receive up to 30% of their base salary as a discretionary cash bonus award to be set by the Board of Directors. Similarly DUSA’s Executive Vice President of Sales and Marketing, who was hired in April 2006, is eligible to receive up to 35% of his base salary as a cash bonus, the President and Chief Operating Officer is eligible to receive up to 40% of his base salary as a cash bonus and DUSA’s Chief Executive Officer is eligible to receive up to 50% of his base salary as a cash bonus. In some cases, the agreements provide that the Board may award a cash bonus in excess of the stated percentage for outstanding performance and in past years, the Board has availed itself of this option. DUSA believes that the cash bonus is an important incentive to its officers and assists DUSA is reaching its corporate goals.
     Financial and business goals are typically set by DUSA, usually during the first quarter of the year, and have in the past been adjusted as the year progresses. In 2006, the Compensation Committee revised the strategic goals following DUSA’s merger with Sirius Laboratories, Inc. since it was a transforming event for the Company. The primary financial goals related to achievement of net revenue and non-GAAP loss from operations milestones. Management recommends these goals to incentivize its named executive officers to perform at consistent high levels, however, these goals are not set at levels which management believes are likely to be unattainable. The goals are adjusted based on recommendations of management since DUSA is a relatively young company which changes its corporate focuses depending on various events, such as the progress of research and development programs, acquisition of products, and the like. DUSA believes that base compensation should not necessarily be affected, though discretionary bonuses may be, for such reasons. Currently, attainment of corporate goals represents 70% of the bonus opportunity for the executives and attainment of individual goals represent 30% of the bonus opportunity. In prior years, the Committee used various combinations of attainment of corporate goals, individual goals and stock performance as a basis for determining bonuses.
     The cash bonuses paid in 2006 for 2005 performance were awarded based on a flexible assessment of the attainment of individual and corporate goals by senior management which was presented to the Compensation Committee. For bonuses awarded in 2007 for 2006 performance, management recommended strategic goals based on product development and clinical milestones, international expansion of the Levulan® PDT products, and integration of the Sirius business. Although each executive officer is eligible to receive a bonus, the granting of awards to any individual or the officers as a group is entirely at the discretion of our Committee.
     The Compensation Committee discusses and adjusts the written recommendations of the President and Chief Executive Officer of DUSA in awarding these discretionary cash bonuses, as well as base salary increases. The President and Chief Executive Officer also make recommendations as to how much of an executive’s bonus should be paid out in relation to the achievement of goals and their performance review. The Compensation Committee has exercised subjective judgment and discretion in the granting of the amount of a bonus. The Chief Executive Officer also submits a recommendation to the Committee for the compensation of the President.
     In March 2007, our Compensation Committee adopted guidelines for the awarding 2007 bonuses to the Company’s executive officers, including the named executive officers. The corporate goals represent 70% of an officer’s bonus opportunity under his employment agreement, and the individual goals represent 30% of such opportunity. The corporate financial performance goals relate to threshold levels of net revenue, and results of operations, and corporate strategic goals related to product expansion, as well as clinical and product development.
     Equity Awards — DUSA has awarded stock options to its executive officers on initial hire, sometimes at the time of a promotion, and generally, on an annual basis at a meeting of the Compensation Committee during the first quarter of the year. The Compensation Committee believes that a strong stock ownership program is essential to the long-term growth of the Company by providing executives with incentives to increase shareholder value over time. The Compensation Committee uses survey data and recommendations of consultants to monitor and evaluate the amount of long-term incentive compensation levels of its officers. There is no formula for the number of grants which are issued, though during 2006 management developed recommended ranges of the number of options for consideration by the Committee on the basis of salary ranges. Also recently, the amount of the grants has been a function of the number of grants that are available under DUSA’s now expired 1996 Omnibus Plan and the 2006 Equity Compensation Plan, since the Board of Directors believes that no more than 20% of the shares of common stock outstanding should be subject to stock options. In addition, the Board has decided to grant options every year in order to take into account the volatility of DUSA’s stock price from year to year.
     Stock options have typically been granted as of the close of business on the date of grant, usually on the date of the meeting of the Compensation Committee. However, if financial results are available to the Board of Directors at that date, the grant is usually made at the close of business two business days after the disclosure of the quarterly earnings for the relevant period so that the exercise price reflects the reaction to the information by the shareholders. In December 2006, the Board of Directors determined that all grants should be made two days following the release of quarterly earnings by DUSA.

     DUSA also maintains a 401(k) plan for all employees which provides a match of $.50 for each dollar contributed up to 2.5% of base salary. DUSA recently adopted a deferred compensation plan which is available to operating director-level employees and above, however only executive officers have enrolled, to date. DUSA adopted these plans in order to provide competitive benefits to its upper level employees. In addition, the Compensation Committee may consider awarding compensation under this plan to provide retirement benefits to its senior executives, particularly since DUSA does not maintain any pension plan.
     In some cases, the Committee has altered a proposed amount of a cash bonus or option grant to provide a particular award for excellent performance. This is an example of the discretion which is contemplated in the employment agreements between the Company and the named executive officers.
     Currently, DUSA does not have any stated policy regarding an adjustment or recovery of awards or payments if a performance measure upon which such award or payment may have been based were to be restated.
     Perquisites — As provided in his employment agreement, DUSA provides its President and Chief Operating Officer with local housing, including utilities, since his permanent residence is in a state different from the location of DUSA’s principal offices in Massachusetts. In addition, DUSA covers the amount of tax that the officer pays on the amount of the rent which constitutes compensation to him. This form of compensation did affect the level of base salary that the officer was offered and agreed upon when he joined DUSA in 2005.
     Other Compensation -
     Generally Available Benefits
     We provide the following benefits to our named executive officers generally on the same basis as the benefits provided to all employees:
•	Health and dental insurance;

•	Life insurance;

•	Short- and long-term disability;

•	Educational assistance; and

•	401(k) plan.
     We believe that these benefits are consistent with those offered by our Consultant’s Peer Group.
     Severance Benefits
     During 2006, DUSA paid one of its named executive officers an amount equal to twelve (12) months of his then current salary, consistent with the terms of his employment agreement which was terminated on mutually agreeable terms. All of the named executive officers have such a provision in their employment agreements. DUSA has received information from its employment consultant that the provision of twelve (12) months severance for termination without cause is relatively common, and DUSA believes that the provision assists it in attracting key management to the Company.
     Change of Control
     DUSA provides a change of control provision in its named executive officers’ employment agreements. The provision provides for the payment of three times an officer’s then current salary under certain change of control circumstances. The Compensation Committee continues to evaluate these provisions based, in part, on information from the HR Consulting Group.
     Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if he receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base amount. The portion of the payments and benefits in excess of one times base amount are treated as excess parachute payments and are subject to a 20% excise tax, in addition to any applicable federal income and employment taxes. Also, our compensation deduction in respect of the executive’s excess parachute payments is disallowed. If we were to be subject to a change of control, certain amounts received by our executives could be excess parachute payments under Section 380G and 4999 of the Internal Revenue Code.
     DUSA does not currently provide any pension benefits to its named executive officers or employees.

     Deferred Compensation
     On the recommendation of the Compensation Committee, DUSA adopted the DUSA Pharmaceuticals, Inc. Non-Qualified Deferred Compensation Plan (the “Plan”) effective October 18, 2006. The Plan is intended to be a non-qualified, supplemental retirement plan. It is currently unfunded by the Company, and is intended primarily for the purpose of allowing a select group of management, including the named executive officers and members of the Board of Directors of DUSA (the “Participants”) the option of having a portion of their compensation deferred, pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and, as such, to be exempt from the provisions of Parts II, III, and IV of Title I of ERISA. We believe that this plan will assist DUSA in retaining and attracting key individuals for the long-term benefit of the Company. Participants may defer up to 80% of their compensation. A Participant will be 100% vested in all of the amounts he or she defers as well as in the earnings attributable to a Participant’s deferred account. A Participant may elect to receive distributions from the deferred account at various times, either in a lump sum or in up to ten annual installments. DUSA’s obligation to pay the Participant an amount from his or her deferred account is an unsecured promise and benefits will be paid out of the general assets of the Company. While DUSA has established a Rabbi Trust to segregate the Participants’ deferred amounts, the Participants will be general creditors of DUSA. The Compensation Committee will act as the administrator of the Plan. The trustee of the Participants’ deferred accounts is Bankers Trust Company.
     Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. It is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including the named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A. With respect to our compensation and benefit plans that are subject to Section 409A, in accordance Section 409A and regulatory guidance issued by the IRS, we are currently operating such plans in compliance with Section 409A based upon our good faith, reasonable interpretation of the statute and the IRS’s regulatory guidance.
REPORT OF THE COMPENSATION COMMITTEE
     The Compensation Committee has reviewed and discussed the contents of the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
By the Compensation Committee of the Board of Directors
John H. Abeles, MD
David M. Bartash
Jay M. Haft, Esq. (Chairman)
Richard C. Lufkin
Magnus Moliteus
Neal S. Penneys, MD, Ph.D.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OR NOMINEES
     The name, age, current position and date first elected as an executive officer of the Company of each executive officer who is not a director, or a nominee, of the Company is listed below, followed by summaries of their backgrounds and principal occupations. Executive officers are elected annually, and serve at the discretion of the Board of Directors.

			Date First
			Elected as
Name	Age	Current Title	Officer
Mark C. Carota	51	Vice President, Operations	2/18/2000

Richard C. Christopher	37	Vice President, Finance and Chief Financial Officer	1/01/2004

Scott L. Lundahl	48	Vice President, Intellectual Property and Regulatory Affairs	6/23/1999

Stuart L. Marcus, MD, Ph.D.	60	Vice President, Scientific Affairs and Chief Medical Officer	10/11/1993

William F. O’Dell	60	Executive Vice President, Sales and Marketing	4/17/2006

Michael J. Todisco, CPA	42	Vice President, Controller	9/18/2006
     Mark C. Carota has been employed by the Company since October 1999 and has served as our Vice President, Operations since February 2000. Prior to joining the Company, Mr. Carota was Director of Operations from November 1998 to October 1999 for Lavelle, Inc., a privately held manufacturer of orthopedic instrumentation. From July 1998 to November 1998, Mr. Carota was employed as Director of Quality Assurance by CGI Inc. Prior to joining CGI Inc., Mr. Carota was employed by Allergan Inc., from February 1997 to July 1998 where he had responsibility for quality assurance, engineering and facilities.
     Richard C. Christopher has been employed by the Company since December 2000 and has served as our Vice President, Finance and CFO since January 2005. Prior to his promotion to his current position in January 2005, he held the positions of Vice President, Financial Planning and Analysis from January 2004 to January 2005 and Director, Financial Analysis from December 2000 to January 2004. Prior to joining the Company, he was the North American Cost Accounting Manager for Grace Construction Products, a unit of W.R. Grace & Co. from April 1999 to December 2000. Prior to joining Grace Construction Products, Mr. Christopher was employed by the Boston Edison Company from March 1996 to April 1999.
     Scott L. Lundahl has been employed by the Company since May 1998 and, in addition to his current position, has held the positions of Vice President, Technology and Director of Technology Development. In 1994, Mr. Lundahl co-founded and became Vice President of Lumenetics, Inc., a privately-owned medical device development company, which, prior to May 1998, provided the Company with consulting services in the light device technology area.
     Stuart L. Marcus, MD, Ph.D. has been employed by the Company since October 1993. Prior to joining the Company, he was Director of the Hematology/Oncology Department of Daiichi Pharmaceuticals Inc., and prior thereto he held positions in the Medical Research Division of the American Cyanamid Company, directing photodynamic therapy clinical development, among other assignments.
     William F. O’Dell has been employed with the Company as our Executive Vice President, Sales and Marketing since April 2006. Prior to joining the Company, Mr. O’Dell was Vice President of Marketing and Strategic Business Development at West Pharmaceuticals, Inc. from October 2005 to April 2006. Mr. O’Dell also served as Vice President of Sales and Marketing for the Americas Region from January 2002 to October 2005 and Vice President of Global Marketing from December 1999 to December 2001, at West Pharmaceuticals.
     Michael J. Todisco, CPA, has been employed by the Company since May 2005, and has served as our Vice President, Controller since September 2006. Prior to his promotion to his current position, he held the position of Controller. Prior to joining the Company he was the Director of Finance at Art Technology Group, Inc., from March 2003 through May 2005. Prior to joining Art Technology Group, Mr. Todisco was the Director of Treasury Services at American Tower Corporation, from March 2001 through March 2003.

EXECUTIVE COMPENSATION
     The following table shows, for the fiscal year ended December 31, 2006, certain information regarding the annual and long-term compensation paid by DUSA to those persons who were, at any time during the year, (i) our principal executive officer, (ii) our principal financial officer, and (iii) the three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving DUSA at the end of the year. All amounts are stated in United States dollars unless otherwise indicated.
Summary Compensation Table

								Change in
								Pension Value
								and Non-
							Non-equity	qualified
Name and Principal					Stock	Option	Incentive	Deferred	All Other
Position (NEO)	Year	Salary	Bonus		Awards	Awards	Compensation	Compensation	Compensation	Total
(a)	(b)	(c)	(d)		(e)	(f)(2)	(g)	Earnings (h)	(i)(3)	(j)
D. Geoffrey Shulman	2006	$416,000 (1)	$221,104	(1)	—	$898,511	—	—	$18,168	$1,553,783
Robert F. Doman	2006	$312,000	$134,534	(1)	—	$265,431	—	—	$55,738	$767,703
William F. O’Dell	2006	$177,885	$62,883		—	$43,656	—	—	$117,073	$401,497
Stuart L. Marcus	2006	$269,100	$83,394		—	$89,894	—	—	$7,932	$450,320
Richard C. Christopher	2006	$185,000	$61,494		—	$91,827	—	—	$10,139	$348,460

(1)	Salary and/or bonus includes amounts earned but deferred, as applicable, under our deferred compensation plan.

(2)	Option awards represent the compensation expense recognized by us for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R) for stock options granted in and prior to 2006. In addition, $533,526 of Dr. Shulman’s $898,511 is attributable to compensation expense relating to the extension of 250,000 Class B warrants which were due to expire in January, 2007 and which were extended for four (4) years by action of the Compensation Committee in October 2006. Upon the implementation of SFAS 123(R) on January 1, 2006 we recognize the compensation expense associated with the fair value of stock options, based on the closing price of our common stock on the NASDAQ Global Market on the date of grant, over the vesting term of those awards. Grant date fair value is based on the Black-Scholes option pricing model on the date of grant. For additional discussion on the valuation assumptions used in determining the compensation expense, see Note 2 and Note 12 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	All other compensation includes a car allowance, Company contributions under our 401(k) plan, group term life insurance, relocation expenses, a housing arrangement, and other perquisites as follows:

			Group Term
	Car		Life				Total Other
Name	Allowance	401(k) Match	Insurance	Relocation	Housing	Other (a)	Compensation
D. Geoffrey Shulman	$9,600	$4,975	$3,593				$18,168
Robert F. Doman	$9,600	$3,900	$1,932		$24,690	$15,616	$55,738
William F. O’Dell	$5,977	$2,043	$560	$64,418		$44,075	$117,073
Stuart L. Marcus	$6,000	—	$1,932				$7,932
Richard C. Christopher	$6,000	$2,312	$1,827				$10,139

(a)	These amounts represent gross-ups of the perquisites for housing and relocation reimbursements, respectively, for our named executive officers who received these benefits during 2006, to compensate them for the taxes due on such amounts.

GRANT OF PLAN-BASED AWARDS
     The following table provides information about equity and non-equity awards granted to the named executive officers for 2006.

									All Other
									Stock
									Awards:
								All Other	Number
		Estimated Future Payouts			Estimated Future Payouts			Stock	of	Exercise
		Under Non-Equity Incentive			Under Equity Incentive Plan			Awards:	Securities	or Base	Grant
		Plan Awards (1)			Awards			Number of	Under-	Price of	date fair
				Maxi-			Maxi-	Shares of	lying	Option	value of
Name and Principal	Grant	Threshold	Target	mum	Threshold	Target	mum	Stock or	Options	Awards	awards
Position (NEO)	Date	($)	($)	($)	(#)	(#)	(#)	Units (#)	(#)	($/SH)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)(2)
D. Geoffrey Shulman	3/27/06		N/A			N/A		N/A	55,000	$6.75	$264,544
Robert F. Doman	3/27/06								50,000	$6.75	$240,495
Stuart L Marcus	3/27/06								17,500	$6.75	$247,045
William F. O’Dell	4/17/06								50,000	$6.90	$84,173
Richard C. Christopher	3/27/06								20,000	$6.75	$96,198

(1)	Actual bonuses paid in 2007 for 2006 performance are set forth in column (d) of the Summary Compensation Table.

(2)	Grant date fair value is based on the Black-Scholes option pricing model on the date of grant. The weighted average per share fair value of all named executive officer stock option grants was $6.25. For additional discussion on the valuation assumptions used in determining the compensation expense, see Note 2 and Note 12 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth the outstanding equity awards for our named executive officers at December 31, 2006.

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
							Market	Incentive	Plan
							Value	Plan	Awards:
							of	Awards:	Market or
						Number	Shares	Number	Payout
			Equity			of	or	of	Value of
			Incentive			Shares	Units	Unearned	Unearned
			Plan Awards:			or Units	of	Shares,	Shares,
	Number of	Number of	Number of			of Stock	Stock	Units or	Units or
	Securities	Securities	Securities			That	That	Other	Other
	Underlying	Underlying	Underlying			Have	Have	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	Not	Not	That Have	That Have
Name and Principal	Options (#)	Options (#)	Unearned	Exercise	Expiration	Vested	Vested	Not	Not
Position (NEO)	Exercisable	Unexercisable	Option (#)	Price ($)	Date	(#)	($)	Vested (#)	Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
D. Geoffrey Shulman	10,000			$6.25	06/06/2007			N/A
D. Geoffrey Shulman	10,000			$6.94	06/12/2008
D. Geoffrey Shulman	37,500			$7.01	03/05/2009
D. Geoffrey Shulman	37,500			$7.71	03/05/2009
D. Geoffrey Shulman	37,500			$8.49	03/05/2009
D. Geoffrey Shulman	37,500			$9.33	03/05/2009
D. Geoffrey Shulman	10,000			$9.69	06/11/2009
D. Geoffrey Shulman	60,000			$31.00	03/07/2010
D. Geoffrey Shulman	125,000			$31.00	03/07/2010
D. Geoffrey Shulman	10,000			$26.19	06/16/2010
D. Geoffrey Shulman	20,000			$12.44	03/19/2011
D. Geoffrey Shulman	5,000			$14.28	06/30/2011

	Option Awards						Stock Awards
										Equity
									Equity	Incentive
								Market	Incentive	Plan
								Value	Plan	Awards:
								of	Awards:	Market or
							Number	Shares	Number	Payout
				Equity			of	or	of	Value of
				Incentive			Shares	Units	Unearned	Unearned
				Plan Awards:			or Units	of	Shares,	Shares,
	Number of	Number of		Number of			of Stock	Stock	Units or	Units or
	Securities	Securities		Securities			That	That	Other	Other
	Underlying	Underlying		Underlying			Have	Have	Rights	Rights
	Unexercised	Unexercised		Unexercised	Option	Option	Not	Not	That Have	That Have
Name and Principal	Options (#)	Options (#)		Unearned	Exercise	Expiration	Vested	Vested	Not	Not
Position (NEO)	Exercisable	Unexercisable		Option (#)	Price ($)	Date	(#)	($)	Vested (#)	Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
D. Geoffrey Shulman	50,000				$3.87	04/26/2012
D. Geoffrey Shulman	10,000				$2.90	06/30/2012
D. Geoffrey Shulman	75,000	25,000	[1]		$3.00	03/13/2013
D. Geoffrey Shulman	10,000				$2.51	06/30/2013
D. Geoffrey Shulman	50,000	50,000	[2]		$9.92	03/18/2014
D. Geoffrey Shulman	10,000				$9.50	06/30/2014
D. Geoffrey Shulman	20,000	60,000	[3]		$10.00	03/17/2015
D. Geoffrey Shulman	10,000				$9.30	06/30/2015
D. Geoffrey Shulman		55,000	[4]		$6.75	03/27/2016
D. Geoffrey Shulman	300,000 [5]				$6.00	01/29/2011
Robert F. Doman	12,500	37,500	[6]		$14.26	01/03/2015
Robert F. Doman	12,500	37,500	[7]		$14.95	01/03/2015
Robert F. Doman		50,000	[8]		$6.75	03/27/2016
Stuart L. Marcus	25,000				$7.71	03/05/2009
Stuart L. Marcus	25,000				$8.49	03/05/2009
Stuart L. Marcus	25,000				$9.33	03/05/2009
Stuart L. Marcus	25,000				$31.00	03/07/2010
Stuart L. Marcus	7,500				$12.44	03/19/2011
Stuart L. Marcus	6,250				$3.87	04/26/2012
Stuart L. Marcus	8,750	4,375	[9]		$1.60	03/13/2013
Stuart L. Marcus	11,250	11,250	[10]		$9.92	03/18/2014
Stuart L. Marcus	5,000	15,000	[11]		$10.00	03/17/2015
Stuart L. Marcus		17,500	[12]		$6.75	03/27/2016
William F. O’Dell		50,000	[13]		$6.90	04/17/2016
Richard C. Christopher	12,000				$16.94	12/17/2010
Richard C. Christopher	5,000				$3.87	04/26/2012
Richard C. Christopher	5,625	1,875	[14]		$1.60	03/13/2013
Richard C. Christopher	10,000	10,000	[15]		$9.92	03/18/2014
Richard C. Christopher	6,250	18,750	[16]		$10.00	03/17/2015
Richard C. Christopher		20,000			$6.75	03/27/2016

1	The remaining unvested options vest on 3/13/07.

2	Unvested options vest as to 25,000 shares on 3/18/07 and 25,000 shares on 3/18/08.

3	Unvested options vest as to 20,000 shares on 3/17/07, 20,000 shares on 3/17/08 and 20,000 shares on 3/17/09.

4	Unvested options vest as to 13,750 shares on 3/27/07, 13,750 shares on 3/27/08, 13,750 shares on 3/27/09 and 13,750 shares on 3/27/09.

5	250,000 of the shares indicated represent shares with respect to which Dr. Shulman has the right to acquire through the exercise of his Class B Warrants. 50,000 of these Warrants expired on January 29, 2007.

6	Unvested options vest as to 12,500 shares on 1/3/07, 12,500 shares on 1/3/08 and 12,500 shares on 1/3/09.

7	Unvested options vest as to 12,500 shares on 1/3/07, 12,500 shares on 1/3/08 and 12,500 shares on 1/3/09.

8	Unvested options vest as to 12,500 shares on 3/27/07, 12,500 shares on 3/27/08, 12,500 shares on 3/27/09 and 12,500 shares on 3/27/10.

9	The remaining unvested options vest on 3/13/07.

10	Unvested options vest as to 5,625 shares on 3/18/07 and 5,625 shares on 3/18/08.

11	Unvested options vest as to 5,000 shares on 3/17/07, 5,000 shares on 3/17/08 and 5,000 shares on 3/17/09.

12	Unvested options vest as to 4,375 shares on 3/27/07, 4,375 shares on 3/27/08, 4,375 shares on 3/27/09 and 4,375 shares on 3/27/10.

13	Unvested options vest as to 12,500 shares on 4/17/07, 12,500 shares on 4/17/08, 12,500 shares on 4/17/09 and 12,500 shares on 4/17/10.

14	The remaining unvested options vest on 3/13/07.

15	Unvested options vest as to 5,000 shares on 3/18/07 and 5,000 shares on 3/18/08.

16	Unvested options vest as to 6,250 shares on 3/17/07, 6,250 shares on 3/17/08 and 6,250 shares on 3/17/09.

17	Unvested options vest as to 5,000 shares on 3/27/07, 5,000 shares on 3/27/08, 5,000 shares on 3/27/09 and 5,000 shares on 3/27/10.

OPTION EXERCISES AND STOCK VESTED
The following table shows information with respect to each named executive officer regarding the value of options exercised during 2006. No shares were acquired on exercise of any options nor were any shares of restricted stock awarded or vested for any of the named executive officers during 2006.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name and Principal Position (NEO)	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
(a)	(b)	(c)	(d)	(e)
D. Geoffrey Shulman	– 0 –	$0.00	– 0 –	$0.00
Robert F. Doman	– 0 –	$0.00	– 0 –	$0.00
Stuart L. Marcus	– 0 –	$0.00	– 0 –	$0.00
William F. O’Dell	– 0 –	$0.00	– 0 –	$0.00
Richard C. Christopher	– 0 –	$0.00	– 0 –	$0.00
NON-QUALIFIED DEFERRED COMPENSATION
The following table shows information about the participation by each named executive officer in the DUSA Pharmaceuticals, Inc. Non-Qualified Deferred Compensation Plan, an unfunded, unsecured deferred compensation plan:

	Executive	Registrant		Aggregated	Aggregated
Name and Principal	Contributions	Contributions in	Aggregated Earnings in	Withdrawal /	Balance at Last
Position (NEO)	in Last FY ($)	Last FY ($)	Last FY ($)	Distributions ($)	FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
D. Geoffrey Shulman	$47,421	$0.00	$0.00	$0.00	$47,421
Robert F. Doman	$35,000	$0.00	$0.00	$0.00	$35,000
Stuart L. Marcus	$0.00	$0.00	$0.00	$0.00	$0.00
William F. O’Dell	$0.00	$0.00	$0.00	$0.00	$0.00
Richard C. Christopher	$0.00	$0.00	$0.00	$0.00	$0.00
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
     The Company has employment agreements with each of its named executive officers. According to the terms of these agreements, the named executive officers are entitled to receive compensation as determined by the Board of Directors and are eligible to receive the benefits generally made available to employees of the Company. DUSA may terminate any of these agreements at any time, with or without cause on sixty (60) days prior written notice. If employment is terminated without cause, DUSA has agreed to pay a severance allowance equivalent to six (6) months to one (1) year of the named executive officer’s then-current base salary payable in either: (i) a lump sum, within sixty (60) days following the date of termination; or (ii) equal monthly installments, depending on the terms of the named executive officer’s employment agreement. In addition to the foregoing, Dr. Shulman’s employment agreement also provides that he shall have the right to exercise, for a period of one (1) year from the date of termination, all stock options granted to him prior to his termination as to all or any part of the shares covered by such options, including shares with respect to which such options would not otherwise be exercisable, subject to restrictions under U.S. or Canadian law.
     In the event a named executive officer should die while employed by DUSA, his heirs or beneficiaries will be entitled to any Company paid death benefits in force at the time of such death and will also be entitled to exercise any vested but unexercised stock options which were held by him at the time of his death, within a period of one (1) year from the date of death.
     These employment agreements also provide for certain severance benefits following a change in control of the Company and termination of employment. Upon any “change of control,” as defined in the agreements, DUSA shall pay to the named executive officer a lump sum payment equal to three (3) times his base salary for the last fiscal year within five (5)

days after such termination. In addition, Mr. Doman’s agreement provides that he shall be entitled to receive a change of control payment equal to three (3) times his base salary less the amount of salary paid from the date of the consummation of the change of control to the effective date of a termination, if the termination is effective within the three years of the change of control.
     Under the Company’s equity plans, any and all outstanding options not fully vested automatically vest in full and are immediately exercisable upon a “change of control,” as defined in the grant agreements. The date on which such accelerated vesting and immediate exercisability would occur, is the date of the occurrence of the change of control.
ESTIMATED TERMINATION PAYMENT
     The table below reflects amounts payable to the named executive officers assuming that their employment was terminated on December 31, 2006, both prior to and following a change in control of DUSA, or assuming a change in control of DUSA occurred on December 31, 2006.

	Termination Without Cause Prior to a Change
	in Control (“CIC”) ($)				CIC ($)
									Termination
									Without Cause
									Within 36
									Months of a
									CIC or for
		Contin-	Accelera-			Continua-	Accelerated		Good Reason
		uation of	ted Vesting		CIC	tion of	Vesting of		Prior to CIC
Name	Severance	Benefits	of Options	Total	Payment	Benefits	Options	Total	($)
Geoffrey Shulman	$416,000	$0.00	$684,066	$1,100,066	$1,248,000	$0.00	$684,066	$1,932,066	—
Robert F. Doman	$312,000	$15,634	$0.00	$327,634	$936,000	$15,634	$635,289	$1,586,923	$936,000 less salary following change of control to date of termination, if any
William F. O’Dell	$258,400	$0.00	$0.00	$258,400	$775,200	$0.00	$203,389	$978,589	—
Stuart L. Marcus	$269,100	$0.00	$0.00	$269,100	$807,300	$0.00	$180,675	$987,975	—
Richard C. Christopher	$185,000	$0.00	$0.00	$185,000	$555,000	$0.00	$202,316	$757,316	—
401(k) PROFIT SHARING PLAN
     The Company adopted a tax-qualified employee savings and retirement 401(k) Profit Sharing Plan (the “401(k) Plan”), effective January 1, 1996, covering all qualified employees. Participants may elect a salary reduction of at least 1% as a contribution to the 401(k) Plan, up to the statutorily prescribed annual limit for tax-deferred contributions ($15,000 in 2006). Modification of salary reductions can be made monthly (for 2006). Effective February 1, 2003, the Company began to match a participant’s contribution up to 1.25% of a participant’s salary (the “Company Match”), subject to certain limitations of the 401(k) Plan. Participants vest in the Company Match at a rate of 25% for each year of service to the Company (based on the anniversary of their date of hire). Employees who were already employed as of the effective date of the Company Match received credit for their past service to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information, as of March 31, 2007, with respect to holdings of our common stock by: (i) each of our directors; (ii) our named executive officers; (iii) all beneficial owners of greater than 5% of our outstanding Common Stock, based upon currently available Schedules 13D and 13G and other forms filed with the SEC; and (iv) all of our directors and executive officers as a group.

	Number of Shares		Percentage of
Name(1)	Beneficially Owned(2)		Outstanding Shares (3)
John H. Abeles, MD	99,500	(4)	*
David M. Bartash	80,500	(5)	*
Richard C. Christopher	57,000	(6)	*
Robert F. Doman	64,500	(7)	*
Jay M. Haft, Esq.	129,500	(8)	*
Richard C. Lufkin	117,100	(9)	*
Stuart L. Marcus, MD, Ph.D.	158,125	(10)	*
Magnus Moliteus	45,000	(11)	*
William F. O’Dell	0	(12)	*
D. Geoffrey Shulman, MD, FRCPC	1,056,418	(13)	5.40%
All directors and executive officers as a group (consisting of 14 persons)	2,101,295	(14)	9.55%
Cooper Hill Partners, LLC Jeffrey Casdin (deceased) and affiliated entities	2,783,400	(15)	14.30%
FMR Corp. Edward C. Johnson, III	1,952,199	(16)	10.0%
JPMorgan Chase & Co.	1,113,175	(17)	5.70%
Royce & Associates, LLC	1,431,449	(18)	7.35%
State of Wisconsin Investment Board	1,896,884	(19)	9.70%

*	Less than 1%.

Notes:

(1)	Unless indicated otherwise, the individuals listed herein have a business mailing address of c/o DUSA Pharmaceuticals, Inc., 25 Upton Drive, Wilmington, Massachusetts, 01887.

(2)	Unless indicated otherwise: (i) the individuals and entities listed herein have the sole power to both vote and dispose of all securities that they beneficially own; and (ii) beneficial ownership listed includes all options and warrants which are exercisable as of March 31, 2007.

(3)	The percentage of ownership as calculated above includes in the number of shares outstanding for each individual listed those shares that are beneficially, yet not necessarily directly, owned. Applicable percentage of ownership is based on 19,480,067 shares of Common Stock outstanding on March 31, 2007 unless noted as otherwise.

(4)	65,000 of the shares indicated represent shares with respect to which Dr. Abeles has the right to acquire through the exercise of options. Of the shares indicated, Dr. Abeles shares investment and voting power with regard to 34,500 shares.

(5)	65,000 of the shares indicated represent shares with respect to which Mr. Bartash has the right to acquire through the exercise of options.

(6)	All of the shares indicated represent shares with respect to which Mr. Christopher has the right to acquire through the exercise of options.

(7)	62,500 of the shares indicated represent shares with respect to which Mr. Doman has the right to acquire through the exercise of options.

(8)	95,000 of the shares indicated represent shares with respect to which Mr. Haft has the right to acquire through the exercise of options. Under Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, Mr. Haft disclaims, but may be deemed to be the beneficial owner of, 34,500 shares that are held by his spouse.

(9)	105,000 of the shares indicated represent shares with respect to which Mr. Lufkin has the right to acquire through the exercise of options. Of the shares indicated, Mr. Lufkin shares investment and voting power with regard to 12,100 shares.

(10)	All of the shares indicated represent shares with respect to which Dr. Marcus has the right to acquire through the exercise of options.

(11)	All of the shares indicated represent shares with respect to which Mr. Moliteus has the right to acquire through the exercise of options.

(12)	Mr. O’Dell does not presently have the right to acquire any shares through the exercise of options.

(13)	250,000 of the shares indicated represent shares with respect to which Dr. Shulman has the right to acquire through the exercise of his Class B Warrants which have an exercise price of CDN $6.79 per Warrant, and 718,750 of such shares represent shares with respect to which Dr. Shulman has the right to acquire through the exercise of options.

(14)	Includes all of the shares indicated in footnotes (4) through (14), including the shares underlying the Class B Warrants and options, as well as an additional 293,652 shares underlying stock options beneficially owned by our unnamed executive officers.

(15)	The number of shares beneficially owned is based upon information disclosed by Cooper Hill Partners LLC on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005, as modified by a Form 4 filed with the Securities and Exchange Commission on April 5, 2006. Such Form 4 discloses that CLSP, L.P. (“CLSP”), CLSP II, L.P. (“CLSP II”), CLSP/SBS I, L.P. (“CLSP/SBS I”), and CLSP/SBS II, L.P. (“CLSP/SBS II”) are each private investment partnerships, the sole general partner of which is Cooper Hill Partners, LLC. As the sole general partner of CLSP, CLSP II, CLSP/SBS I, and CLSP/SBS II, Cooper Hill Partners, LLC has the power to vote and dispose of the securities owned by each of CLSP, CLSP II, CLSP/SBS I, and CLSP/SBS II and, accordingly, may be deemed the “beneficial owner” of such securities. The managing member of Cooper Hill Partners, LLC is Casdin Capital, LLC. Purusant to an investment advisory contract, Cooper Hill Partners, L.P. currently has the power to vote and dispose of the securities held for the account of CLSP Overseas, Ltd. and, accordingly, may be deemed the “beneficial owner” of such securities. The address of Cooper Hill Partners, LLC is 767 Third Avenue, New York, New York 10017. The Company makes no representation as to the accuracy or completeness of the information reported.

(16)	The number of shares beneficially owned is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007 by FMR Corp. Such Schedule 13G discloses that the reporting persons have sole dispositive power, and beneficially own, 1,952,199 shares of the Company’s Common Stock. As set forth in such Schedule 13G, Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,952,199 shares of the Common Stock outstanding of DUSA as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fid Balanced Equity Sub, amounted to 1,002,329 shares of the Common Stock outstanding. Fid Balanced Equity Sub has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson III and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 1,952,199 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. The address of FMR Corp. and Edward C. Johnson, III is 82 Devonshire Street, Boston, Massachusetts 02109. The Company makes no representation as to the accuracy or completeness of the information reported.

(17)	The number of shares beneficially owned is based on a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2007 by JPMorgan Chase & Co. Such Schedule 13G discloses that the reporting persons have sole dispositive power, and beneficially own, 1,113,175 shares of the Company’s Common Stock. The address of JPMorgan Chase & Co. is 270 Park Avenue, New York, New York 10017. The Company makes no representation as to the accuracy or completeness of the information reported.

(18)	The number of shares beneficially owned is based on a Schedule 13G filed with the Securities and Exchange Commission on January 19, 2007 by Royce & Associates, LLC. Such Schedule 13G discloses that the reporting persons have sole dispositive power, and beneficially own, 1,431,449 shares of the Company’s Common Stock. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019. The Company makes no representation as to the accuracy or completeness of the information reported.

(19)	The number of shares beneficially owned is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007 by State of Wisconsin Investment Board. Such Schedule 13G discloses that the reporting persons have sole dispositive power, and beneficially own, 1,896,884 shares of the Company’s Common Stock. The address of State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707. The Company makes no representation as to the accuracy or completeness of the information reported.
CODE OF ETHICS APPLICABLE TO SENIOR OFFICERS
     We have adopted a written Code of Ethics Applicable to Senior Officers that applies to our senior officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted the Code of Ethics on our website, which is located at www.dusapharma.com. In addition, we intend to disclose on our website any amendments to, or waivers from, any provision of the Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     We review all relationships and transaction in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. According to our Statement of Policy with respect to Related Person Transactions our Audit Committee, with the assistance of management and our legal counsel, is primarily responsible for the implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. In determining whether a proposed transaction is a related person transaction, we examine:
(i)	the related person’s relationship to us;

(ii)	the related person’s interest in the transaction;

(iii)	the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved; and

(iv)	whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
     If our Audit Committee determines that the proposed transaction is a related person transaction, the Audit Committee decides whether to approve or disapprove the transaction. If it is approved, any material related person transaction is submitted to our Board of Directors. For the period beginning January 2, 2006 and ending March 31, 2007, there were no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.
SHAREHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS
     In order to be included in the Board of Directors’ proxy statement and proxy card for the 2008 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before December 22, 2007. Proposals should be directed to the attention of Ms. Shari Lovell at the Company’s offices located at 555 Richmond Street West, Suite 300, Toronto, Ontario M5V 3B1 Canada, or to the attention of the Secretary, Nanette W. Mantell, Esq., c/o Reed Smith LLP, Princeton Forrestal Village, 136 Main Street — Suite 250, Princeton, New Jersey 08543.

     In addition, if a shareholder wishes to present a proposal at the Company’s 2008 Annual Meeting which is not intended to be included in the Company’s proxy statement for that meeting, the Company must receive written notice of the shareholder proposal by March 6, 2008. If DUSA does not receive notice of such a shareholder proposal by this date, the Company will retain its discretionary authority to vote proxies on such proposals even if it is not specifically reflected on the proxy card, and shareholders have not had an opportunity to vote on the proposal by proxy.
     The Board of Directors believes that the most efficient method for shareholders and other interested parties to raise issues and ask questions and to get a response is to direct such communications to DUSA through its Shareholder Services department at the address provided in the “Contact DUSA” section of our public website, www.dusapharma.com. If, notwithstanding these methods, a shareholder or other interested party wishes to direct a communication specifically to the Board of Directors, then the following method is available. To ensure that the communication is properly directed in a timely manner, it should be clearly identified as intended for the Board of Directors:
Board of Directors,
Attention: Chairman of the Board
c/o DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, MA 01887
     The address stated above is supervised by DUSA which will promptly forward to the Board any communication intended for them. The Board believes that DUSA should speak with one voice and has empowered management to speak on the Company’s behalf subject to the Board’s oversight and guidance on specific issues. Therefore, in most circumstances the Board will not respond directly to inquiries received in this manner but may take into consideration ideas, concerns and positions that are presented in a concise, clear, supported and constructive manner.
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
     Under the securities laws of the United States, the Company’s directors, officers and any person holding more than ten percent (10%) of our Common Stock are required to report their ownership of securities and any changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Based on our review of the copies of such forms we have received, we believe that all of our officers, directors and shareholders holding ten percent (10%) or more of our Common Stock complied with all filing requirements applicable to them with respect to their reporting obligations, except for Mr. Todisco who filed a Form 4 reporting the grant of a previously announced unvested stock option 4 days late. In making these statements, we have relied on the written representations of our directors and officers and copies of the reports that they and any person holding more than ten percent (10%) of our Common Stock have filed with the Securities and Exchange Commission.
OTHER MATTERS
     Management knows of no matters other than those described above that are to be brought before the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on the matter.
     The cost of preparing and mailing the enclosed material will be borne by the Company. The Company may use the services of its officers and employees (who will receive no additional compensation) to solicit proxies. The Company intends to request that banks and brokers holding shares of DUSA Pharmaceuticals, Inc. Common Stock forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their out-of-pocket expenses. The Company has retained its transfer agent, American Stock Transfer & Trust Company, to aid in the solicitation, at an estimated cost of less than $10,000.
     Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

APPENDIX A
AMENDED CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF DUSA
PHARMACEUTICALS, INC.
Article I.
Purpose
The purpose of the Audit Committee of the Board of Directors (the “Committee”) of DUSA Pharmaceuticals, Inc. (“DUSA”) is to oversee the accounting and financial reporting processes and audits of the financial statements and to act as a liaison between the Board of Directors (the “Board”) and the outside independent auditors.
Article II.
Responsibilities
The Committee’s function shall be one of oversight and review. It is not expected to control DUSA’s accounting practices or to define the standards to be used in the preparation of DUSA’s financial statements. The Committee shall be responsible for the following:
     1. Selecting and replacing the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee, unless National Association of Securities Dealers (“NASD”) or the Securities and Exchange Commission (the “Commission”) requirements dictate otherwise. The Committee shall also be responsible for selecting, replacing, compensating and overseeing the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit, review or related work.
     2. Reviewing with the outside auditors, the internal auditors, if any, and management the unaudited quarterly financial statements, the planning and scope of the audits of the financial statements, and the results of those audits.
     3. Reviewing with the outside auditors, the internal auditors, if any, and management the adequacy of internal accounting controls.
     4. Reviewing and discussing quarterly reports from the independent auditors on:
     (a) All critical accounting policies and practices to be used;
     (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and
     (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
     5. Obtaining from the outside auditors a formal written statement, consistent with Independence Standards Board Standard 1, delineating all relationships between DUSA and the auditors, engaging in a dialogue with the outside auditors regarding any disclosed relationships, and taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditors.
     6. Reviewing and reassessing the adequacy of this Charter on an annual basis and proposing appropriate amendments to the Board for its consideration.
     7. Monitoring other corporate and financial policies as requested by the Board.
     8. Investigating any matter brought to its attention, with the power and authority to retain and compensate counsel and/or other experts for this purpose.
     9. Pre-approving all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
     10. Discussing with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
     11. Ensuring the rotation of the independent auditor personnel as required by law or regulation.
     12. Obtaining from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.
     13. Establishing procedures, as required by the Commission or the NASD, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
     14. Reviewing and approving all related party transactions of the Company.
     15. Reviewing disclosures made to the Committee, if any, by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the annual report on Form 10-K and quarterly report on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.
     16. Reviewing and discussing any reports concerning material violations submitted to the Committee by the Company’s counsel pursuant to the Commission’s attorney professional responsibility rules.
Article III.
Composition and Independence
The Committee shall be composed of at least three (3) independent directors, recommended for membership by the Nominating and Corporate Governance Committee, as defined by the rules of the NASD. Each member of the Committee shall be able to read and understand fundamental financial statements as required by the NASD. At least one (1) member of the Committee shall be an Audit Committee Financial Expert, or have the financial expertise required by the NASD and the Commission. If no such Audit Committee Financial Expert serves on the Committee, DUSA shall disclose why no such Audit Committee Financial Expert serves on the Committee, as specified by the NASD or Commission requirements. The Committee members shall select a Chairman from among the members who shall preside over meetings of the Committee consistent with the provisions of DUSA’s By-laws. The Chairman shall maintain regular liaison with senior management and the internal and outside auditors as he or she determines is necessary or appropriate.
Article IV.
Meetings and Reports
The Committee shall meet on a regular basis, but no less than quarterly, and may ask members of management or others to attend such meetings to provide pertinent information, as necessary. A quorum shall be declared when a majority of the appointed members of the Committee are in attendance.
The Committee shall report to the full Board on a quarterly basis with respect to its activities and its recommendations. The Committee shall report to the shareholders, once each year, in DUSA’s proxy statement for its annual meeting. The report to shareholders shall include the information required by Regulation S-K, Item 306 of the Exchange Act.
Article V.
Resources and Authority
The Committee shall have the authority, to the extent it deems it necessary or appropriate, to retain, compensate and terminate independent legal, accounting or other advisors without the approval of Board or management of the Company.
Adopted as of February 27, 2004

DUSA PHARMACEUTICALS, INC.
Proxy for 2007 Annual Meeting
This Proxy is Solicited on Behalf of
The Board of Directors
     The undersigned hereby appoints D. Geoffrey Shulman, MD, FRCPC and Shari Lovell, or either of them, each with power of substitution, proxies to vote all shares of common stock which the undersigned would possess if personally present at the Annual Meeting of Shareholders (including all adjournments thereof) of DUSA Pharmaceuticals, Inc. (the “Company”) to be held on Thursday, June 14, 2007, at 11:00 a.m., at the Company’s offices located at 25 Upton Drive, Wilmington, Massachusetts.
SHAREHOLDERS ARE REQUESTED TO SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OR CANADA.
     The Board of Directors recommends a vote FOR each of the items listed below. Unless otherwise specified, the vote represented by this proxy will be cast FOR Items 1 and 2.
1.	Election of Directors

Nominees:	John H. Abeles, MD; David M. Bartash; Robert F. Doman; Jay M. Haft, Esq.; Richard C. Lufkin; Magnus Moliteus; and D. Geoffrey Shulman, MD, FRCPC
(Mark Only One Box)
☐ FOR all nominees listed above
☐ WITHHOLD authority to vote for all nominees listed above
     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided.

2.	Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007.
                    ☐ FOR                ☐ AGAINST                     ☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
     PLEASE CHECK THE BOX below if, in the future, you wish to receive electronic delivery of the proxy statement and annual report and wish to cease future postal deliveries of the proxy statement and annual report for the shares represented hereby. PLEASE NOTE you will continue to receive a proxy card and be able to vote your shares. This consent will remain effective unless you revoke it by following the procedures set forth in the proxy statement.
☐ I hereby CONSENT to electronic delivery of the proxy statement and annual report for the shares represented hereby.

     PLEASE SIGN HERE as your name appears in this Proxy. When shares are held by joint tenants, each joint tenant should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give your full title as such. If the signer is a corporation, please sign in full corporate name by a duly authorized officer; if a partnership, please sign in the partnership name by an authorized person.

Date

Signature of Shareholder

Signature if held jointly